                                                                    EXHIBIT 99.1


             COTT REPORTS RECORD RESULTS FOR QUARTER AND NINE MONTHS

               -    SALES UP 15% IN THIRD QUARTER;

               -    NET INCOME RISES 30%;

               -    REVISES FULL YEAR GUIDANCE UPWARDS

                        (All information in U.S. Dollars)

TORONTO - OCTOBER 16, 2003 - Cott Corporation (NYSE:COT; TSX:BCB), today reported record sales and earnings for the third quarter ended September 27, 2003. The retailer brand soft drink manufacturer announced that net income for the quarter rose by 30% to $25.7 million from $19.8 million a year ago. Diluted earnings per share were $0.36 vs. $0.28 last year, a gain of 29%. Sales increased to $389.8 million, an increase of 15% over last year, up 13% excluding the impact of foreign exchange.

"It was an even stronger than expected quarter," said Frank E. Weise, Cott's chairman and chief executive officer, "as we delivered solid performances across all our business units and continued to generate robust cash flow."

For the first nine months of the year, Cott reported that net income from continuing operations increased 30% to $60.8 million from $46.6 million in the same period last year, excluding one-time debt redemption costs. Earnings per diluted share were $0.86, a rise of 30% over the $0.66 reported for last year's first nine months (before the one-time charges included in the first quarter of 2002). Sales for the nine months climbed to a record $1,073.2 million, 17% more than a year ago, up 11% excluding the impact of foreign exchange and acquisitions.

Weise added, "Consumers are turning more and more to retailer brands for quality, value and differentiation. Cott's strong performance reflects our relentless focus on meeting retailers' needs and their emphasis on retailer branded programs." One in five items sold in U.S. supermarkets is a retailer brand, he pointed out, foreseeing a continued upswing in this trend.

THIRD QUARTER 2003

Cott reported sales for the third quarter of $389.8 million, an increase of 15% from the same period last year, up 13% excluding the impact of foreign exchange. The Company's U.S. business unit reported an 11% increase over last year. Sales in the U.K./Europe business unit rose by 26%, up 21% excluding the impact of foreign exchange while sales in Canada climbed 20%, up 6% excluding the impact of foreign exchange. Sales in Mexico were $6.9 million.

Gross margin at 19.3% was below prior year of 19.7% principally due to higher interplant freight costs and outside co-pack fees associated with meeting peak customer needs in the quarter. Operating income increased by 18% to $46 million.

NINE MONTHS 2003

For the first three quarters of 2003 sales rose 17% to $1,073.2 million, up 14% excluding the impact of foreign exchange, an increase of 11% when both foreign exchange and acquisitions are excluded. The Company's U.S. and U.K./Europe business units led the improvement. The U.S. business unit reported a 15% gain versus the same period last year while in the U.K./Europe, sales were up 20% for nine months, up 10% excluding the impact of foreign exchange. In Canada, sales rose by 11%, an increase of 1% after foreign exchange is taken into account. Sales in Mexico were $16 million for the nine months. Earnings from continuing operations per diluted share in the first nine months of this year grew by 30%, reaching $0.86 vs. $0.66 per diluted share last year (before the one-time charges included in the first quarter of 2002).

Gross margin was 19.4% for the nine months compared to 19.6% in 2002, with raw materials and logistics cost increases being largely offset by productivity improvements. Operating income increased 20% to $116 million.

Operating cash flow for the first three quarters of 2003, including capital expenditures but excluding the cost of debt redemption, was $73.1 million compared with $44.5 million for the same period last year. The cash generated was primarily used to repay term debt. As a consequence, the Company lowered its consolidated leverage ratio as of the end of the third quarter to 1.65.

In the first quarter of 2003, Cott adopted FAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary. As a consequence, last year's results have been revised in Exhibits 1 and 3, the consolidated statements of income and cash flows. Supplementary information attached as Exhibits 2 and 4 show the consolidated statements of income and cash flows for the nine months of 2002 on both an as reported and on a revised basis. This change had no impact on the third quarter of 2002.

2003 OUTLOOK

The Company revised its guidance upwards for fiscal year 2003, raising its estimate of earnings per diluted share to $1.03-$1.07. Sales are expected to increase 13-16%.EBITDA is expected to be between $190 and $194 million, (see below for discussion of EBITDA). Capital spending is expected to be $50 million in 2003 as previously disclosed.

                                      # # #

THIRD QUARTER RESULTS CONFERENCE CALL
Cott Corporation will host a conference call today, October 16th, 2003 at approximately 2:00 PM ET to discuss these results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America:    800-814-4860
         International:    416-640-1907



WEBCAST
To access the conference call today over the Internet, please visit Cott's website at http://www.cott.com at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcast, a replay will be available at Cott's website following the conference call until October 23, 2003. Third quarter 2003 supplementary financial information for the conference call is available in Investor Relations/Financial Reports section of Cott's website.

ABOUT COTT CORPORATION
Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.

NON-GAAP MEASURE
EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income, cash flows from operations or any other indicator of Cott's performance or liquidity, determined in accordance with U.S. GAAP. A table reconciling EBITDA with appropriate GAAP financial statement measures is included as an exhibit to this release.


SAFE HARBOR STATEMENTS
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS
Media Relations
Rod Jimenez                Tel: (416) 203-5606


Investor Relations
Edmund O'Keeffe            Tel: (416) 203-5617

                                                                       EXHIBIT 1
COTT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED




                                                        FOR THE THREE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                                       -------------------------------     ------------------------------
                                                         SEPTEMBER 27,   SEPTEMBER 28,     SEPTEMBER 27,     SEPTEMBER 28,
                                                                  2003            2002              2003             2002(1)
                                                       ---------------    ------------     -------------     ------------
SALES ...............................................         $  389.8        $  338.8        $  1,073.2        $   918.3
Cost of sales .......................................            314.7           272.1             864.8            738.4
                                                              --------        --------        ----------        ---------

GROSS PROFIT ........................................             75.1            66.7             208.4            179.9

Selling, general and
  administrative expenses ...........................             29.1            27.6              93.2             83.6
Unusual items .......................................               --              --              (0.8)              --
                                                              --------        --------        ----------        ---------

OPERATING INCOME ....................................             46.0            39.1             116.0             96.3

Other expense (income), net .........................             (0.6)           (0.3)              0.8             13.2
Interest expense, net ...............................              6.8             8.1              21.1             25.4
Minority interest ...................................              0.8             0.6               2.1              1.6
                                                              --------        --------        ----------        ---------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS ..........             39.0            30.7              92.0             56.1

Income taxes ........................................            (13.3)          (10.7)            (31.1)           (18.7)
Equity loss .........................................               --            (0.2)             (0.1)            (0.4)
                                                              --------        --------        ----------        ---------

INCOME FROM CONTINUING OPERATIONS ...................             25.7            19.8              60.8             37.0


Cumulative effect of change in accounting principle .               --              --                --            (44.8)
                                                              --------        --------        ----------        ---------
NET INCOME (LOSS) ...................................         $   25.7        $   19.8        $     60.8        $    (7.8)
                                                              ========        ========        ==========        =========


VOLUME - 8 OZ EQUIVALENT CASES ......................            293.0           231.7             768.4            623.0

INCOME PER COMMON SHARE - BASIC
  Income from continuing operations .................         $   0.37        $   0.29        $     0.88        $    0.58
  Cumulative effect of change in accounting principle         $     --        $     --        $       --        $   (0.70)
  Net income (loss) .................................         $   0.37        $   0.29        $     0.88        $   (0.12)

INCOME PER COMMON SHARE - DILUTED
  Income from continuing operations .................         $   0.36        $   0.28        $     0.86        $    0.52
  Cumulative effect of change in accounting principle         $     --        $     --        $       --        $   (0.64)
  Net income (loss) .................................         $   0.36        $   0.28        $     0.86        $   (0.11)




(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 2
SUPPLEMENTAL INCOME INFORMATION
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED


                                                      FOR THE THREE MONTHS ENDED             FOR THE NINE MONTHS ENDED
                                                      ---------------------------  ---------------------------------------------
                                                                                                    REVISED         AS REPORTED
                                                      SEPTEMBER 27, SEPTEMBER 28,  SEPTEMBER 27,  SEPTEMBER 28,     SEPTEMBER 28,
                                                              2003          2002            2003          2002(1)           2002(2)
                                                      ------------  ------------   -------------  ------------      ------------
SALES ...............................................    $   389.8     $   338.8     $   1,073.2     $   918.3       $   918.3
Cost of sales .......................................        314.7         272.1           864.8         738.4           738.4
                                                         ---------     ---------     -----------     ---------       ---------

GROSS PROFIT ........................................         75.1          66.7           208.4         179.9           179.9

Selling, general and
  administrative expenses ...........................         29.1          27.6            93.2          83.6            83.6
Unusual items .......................................           --            --            (0.8)           --              --
                                                         ---------     ---------     -----------     ---------       ---------

OPERATING INCOME ....................................         46.0          39.1           116.0          96.3            96.3

Other expense (income), net .........................         (0.6)         (0.3)            0.8          13.2(3)         (0.9)(3)
Interest expense, net ...............................          6.8           8.1            21.1          25.4            25.4
Minority interest ...................................          0.8           0.6             2.1           1.6             1.6
                                                         ---------     ---------     -----------     ---------       ---------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS ..........         39.0          30.7            92.0          56.1            70.2

Income taxes ........................................        (13.3)        (10.7)          (31.1)        (18.7)(3)       (23.2)(3)
Equity loss .........................................           --          (0.2)           (0.1)         (0.4)           (0.4)
                                                         ---------     ---------     -----------     ---------       ---------

INCOME FROM CONTINUING OPERATIONS ...................         25.7          19.8            60.8          37.0            46.6

Extraordinary item ..................................           --            --              --            --            (9.6)
Cumulative effect of change in accounting principle .           --            --              --         (44.8)          (44.8)
                                                         ---------     ---------     -----------     ---------       ---------
NET INCOME (LOSS) ...................................    $    25.7     $    19.8     $      60.8     $    (7.8)      $    (7.8)
                                                         =========     =========     ===========     =========       =========


VOLUME - 8 OZ EQUIVALENT CASES ......................        293.0         231.7           768.4         623.0           623.0

INCOME PER COMMON SHARE - BASIC
  Income from continuing operations .................    $     0.37    $    0.29     $      0.88     $    0.58       $    0.73
  Extraordinary item ................................    $      --     $     --      $        --     $      --       $   (0.15)
  Cumulative effect of change in accounting principle    $      --     $     --      $        --     $   (0.70)      $   (0.70)
  Net income (loss) .................................    $     0.37    $    0.29     $      0.88     $   (0.12)      $   (0.12)

INCOME PER COMMON SHARE - DILUTED
  Income from continuing operations .................    $    0.36     $    0.28     $      0.86     $    0.52       $    0.66
  Extraordinary item ................................    $      --     $      --     $        --     $      --       $   (0.14)
  Cumulative effect of change in accounting principle    $      --     $      --     $        --     $   (0.64)      $   (0.64)
  Net income (loss) .................................    $    0.36     $    0.28     $      0.86     $   (0.11)      $   (0.11)


(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

(2)  As reported in October 2002 and based on US GAAP in effect at that time.

(3) As a result of SFAS 145, other expense has been increased by $14.1 million and income taxes have been reduced by $4.5 million, decreasing income from continuing operations by $9.6 million or $0.14 per diluted share.

COTT CORPORATION                                                       EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED


                                                          FOR THE THREE MONTHS ENDED            FOR THE NINE MONTHS ENDED
                                                        -------------------------------     ---------------------------------
                                                        SEPTEMBER 27,     SEPTEMBER 28,      SEPTEMBER 27,      SEPTEMBER 28,
                                                                 2003              2002               2003               2002(1)
                                                        -------------     -------------     --------------      -------------
OPERATING ACTIVITIES
   Income from continuing operations .............            $  25.7           $  19.8           $   60.8           $   37.0
   Depreciation and amortization .................               13.0              11.5               37.9               32.3
   Amortization of financing fees ................                0.2               0.4                1.5                1.3
   Deferred income taxes .........................                3.6               4.5               10.1                3.8
   Minority interest .............................                0.8               0.6                2.1                1.6
   Equity loss ...................................                 --               0.2                0.1                0.4
   Gain on disposal of investment ................                 --                --                 --               (1.3)
   Other non-cash items ..........................                0.4               0.4                 --                5.0
   Net change in non-cash working capital from
       continuing operations .....................               15.3               8.5               (4.5)             (19.1)
                                                              -------           -------           --------           --------

   Cash provided by operating activities .........               59.0              45.9              108.0               61.0
                                                              -------           -------           --------           --------

INVESTING ACTIVITIES
   Additions to property, plant and equipment ....               (7.0)             (8.5)             (34.9)             (27.1)
   Acquisitions and equity investments ...........                1.0               0.4                0.5              (30.6)
   Notes receivable ..............................               (2.5)               --               (2.5)                --
   Other .........................................               (0.3)              0.7               (0.2)               2.1
                                                              -------           -------           --------           --------

   Cash used in investing activities .............               (8.8)             (7.4)             (37.1)             (55.6)
                                                              -------           -------           --------           --------

FINANCING ACTIVITIES
   Payments of long-term debt ....................              (38.5)             (0.2)             (88.2)            (278.6)
   Issue of long-term debt .......................                 --               0.5                 --                0.5
   Short-term borrowings .........................               (4.6)            (34.5)              19.7              (17.6)
   Decrease in cash in trust .....................                 --                --                 --              297.3
   Distributions to subsidiary minority shareowner               (1.1)             (1.7)              (2.8)              (3.4)
   Issue of common shares ........................                1.0               0.2                6.7                5.2
   Other .........................................               (0.1)               --               (0.3)                --
                                                              -------           -------           --------           --------

   Cash provided by (used in) financing activities              (43.3)            (35.7)             (64.9)               3.4
                                                              -------           -------           --------           --------

Effect of exchange rate changes on cash ..........                0.2              (0.1)               0.1                0.5
                                                              -------           -------           --------           --------

NET INCREASE IN CASH .............................                7.1               2.7                6.1                9.3

CASH, BEGINNING OF PERIOD ........................                2.3              10.5                3.3                3.9
                                                              -------           -------           --------           --------

CASH, END OF PERIOD ..............................            $   9.4           $  13.2           $    9.4           $   13.2
                                                              =======           =======           ========           ========



(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 4
SUPPLEMENTAL CASH FLOW  INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                       FOR THE THREE MONTHS ENDED            FOR THE NINE MONTHS ENDED
                                                      ----------------------------   ---------------------------------------------
                                                                                                      REVISED        AS REPORTED
                                                      SEPTEMBER 27,  SEPTEMBER 28,   SEPTEMBER 27,  SEPTEMBER 28,    SEPTEMBER 28,
                                                               2003           2002            2003           2002(1)         2002(2)
                                                      -------------  -------------   -------------  -------------    ---------------
OPERATING ACTIVITIES
   Income from continuing operations .............         $  25.7        $  19.8        $   60.8        $   37.0        $   46.6
   Depreciation and amortization .................            13.0           11.5            37.9            32.3            32.3
   Amortization of financing fees ................             0.2            0.4             1.5             1.3             1.3
   Deferred income taxes .........................             3.6            4.5            10.1             3.8             8.3
   Minority interest .............................             0.8            0.6             2.1             1.6             1.6
   Equity loss ...................................              --            0.2             0.1             0.4             0.4
   Gain on disposal of investment ................              --             --              --            (1.3)           (1.3)
   Other non-cash items ..........................             0.4            0.4              --             5.0             1.5
   Net change in non-cash working capital from
      continuing operations ......................            15.3            8.5            (4.5)          (19.1)          (19.1)
                                                           -------        -------        --------        --------        --------
   Cash provided by continuing operations ........            59.0           45.9           108.0            61.0            71.6
   Cash cost of redemption of long-term debt .....              --             --              --              --           (10.6)
                                                           -------        -------        --------        --------        --------
   Cash provided by operating activities .........            59.0           45.9           108.0            61.0            61.0
                                                           -------        -------        --------        --------        --------

INVESTING ACTIVITIES
   Additions to property, plant and equipment ....            (7.0)          (8.5)          (34.9)          (27.1)          (27.1)
   Acquisitions and equity investments ...........             1.0            0.4             0.5           (30.6)          (30.6)
   Notes receivable ..............................            (2.5)            --            (2.5)             --              --
   Other .........................................            (0.3)           0.7            (0.2)            2.1             2.1
                                                           -------        -------        --------        --------        --------
   Cash used in investing activities .............            (8.8)          (7.4)          (37.1)          (55.6)          (55.6)
                                                           -------        -------        --------        --------        --------
FINANCING ACTIVITIES
   Payments of long-term debt ....................           (38.5)          (0.2)          (88.2)         (278.6)         (278.6)
   Issue of long-term debt .......................              --            0.5              --             0.5             0.5
   Short-term borrowings .........................            (4.6)         (34.5)           19.7           (17.6)          (17.6)
   Decrease in cash in trust .....................              --             --              --           297.3           297.3
   Distributions to subsidiary minority shareowner            (1.1)          (1.7)           (2.8)           (3.4)           (3.4)
   Issue of common shares ........................             1.0            0.2             6.7             5.2             5.2
   Other .........................................            (0.1)            --            (0.3)             --              --
                                                           -------        -------        --------        --------        --------
   Cash provided by (used in) financing activities           (43.3)         (35.7)          (64.9)            3.4             3.4
                                                           -------        -------        --------        --------        --------
Effect of exchange rate changes on cash ..........             0.2           (0.1)            0.1             0.5             0.5
                                                           -------        -------        --------        --------        --------


NET INCREASE IN CASH .............................             7.1            2.7             6.1             9.3             9.3

CASH, BEGINNING OF PERIOD ........................             2.3           10.5             3.3             3.9             3.9
                                                           -------        -------        --------        --------        --------
CASH, END OF PERIOD ..............................         $   9.4        $  13.2        $    9.4        $   13.2        $   13.2
                                                           =======        =======        ========        ========        ========


(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

(2)  As reported in October 2002 and based on US GAAP in effect at that time.

COTT CORPORATION                                                       EXHIBIT 5
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)


                                                          UNAUDITED                AUDITED
                                                     SEPTEMBER 27, 2003         DECEMBER 28, 2002
                                                     ------------------         -----------------
ASSETS

CURRENT ASSETS
Cash ...................................                    $    9.4                   $    3.3
Accounts receivable ....................                       160.8                      136.2
Inventories ............................                        98.4                       78.0
Prepaid expenses and other .............                         5.1                        7.2
                                                            --------                   --------
                                                               273.7                      224.7
PROPERTY, PLANT AND EQUIPMENT ..........                       302.0                      273.0
GOODWILL ...............................                        80.5                       77.0
INTANGIBLES AND OTHER ASSETS ...........                       205.0                      210.7
                                                            --------                   --------
                                                            $  861.2                   $  785.4
                                                            ========                   ========


LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings ..................                    $   41.6                   $   21.3
Current maturities of long-term debt ...                         2.0                       16.5
Accounts payable and accrued liabilities                       161.9                      127.3
                                                            --------                   --------
                                                               205.5                      165.1
LONG-TERM DEBT .........................                       277.4                      339.3
OTHER LIABILITIES ......................                        45.6                       36.2
                                                            --------                   --------
                                                               528.5                      540.6

MINORITY INTEREST ......................                        25.9                       26.6

SHAREOWNERS' EQUITY
Capital stock ..........................                       257.8                      248.1
Retained earnings ......................                        66.7                        5.9
Accumulated other comprehensive income .                       (17.7)                     (35.8)
                                                            --------                   --------
                                                               306.8                      218.2
                                                            --------                   --------
                                                            $  861.2                   $  785.4
                                                            ========                   ========

COTT CORPORATION                                                       EXHIBIT 6
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                     FOR THE THREE MONTHS ENDED                     FOR THE NINE MONTHS ENDED
                                 ------------------------------------           -----------------------------------
                                 SEPTEMBER 27,          SEPTEMBER 28,           SEPTEMBER 27,         SEPTEMBER 28,
                                          2003                   2002                    2003                  2002
                                 -------------          -------------           -------------         -------------
SALES
  USA .................               $  274.4             $    247.9              $    779.0              $  675.1
  Canada ..............                   55.3                   46.1                   142.8                 128.3
  UK & Europe .........                   47.6                   37.9                   120.7                 100.7
  International .......                   12.0                    6.6                    29.7                  13.9
  Corporate & Other ...                    0.5                    0.3                     1.0                   0.3
                                      --------             ----------              ----------              --------
                                      $  389.8             $    338.8              $  1,073.2              $  918.3
                                      ========             ==========              ==========              ========

OPERATING INCOME (LOSS)
  USA .................               $   34.6             $     33.1              $     95.8              $   86.4
  Canada ..............                    6.2                    4.3                    13.1                  12.9
  UK & Europe .........                    3.9                    2.7                     6.6                   0.1
  International .......                    1.3                    0.5                     4.5                   2.3
  Corporate & Other ...                     --                   (1.5)                   (4.0)                 (5.4)
                                      --------             ----------              ----------              --------
                                      $   46.0             $     39.1              $    116.0              $   96.3
                                      ========             ==========              ==========              ========

COTT CORPORATION                                                       EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                              FOR THE THREE MONTHS ENDED                FOR THE NINE MONTHS ENDED
                                          ---------------------------------         ----------------------------------
                                          SEPTEMBER 27,       SEPTEMBER 28,         SEPTEMBER 27,        SEPTEMBER 28,
                                                   2003                2002                 2003                  2002
                                          -------------       -------------         ------------         -------------
INCOME FROM CONTINUING OPERATIONS               $  25.7             $  19.8             $   60.8              $   37.0
  Depreciation and amortization .                  12.8                11.5                 37.6                  32.3
  Interest expense, net .........                   6.8                 8.1                 21.1                  25.4
  Income taxes ..................                  13.3                10.7                 31.1                  18.7
  Debt redemption costs .........                    --                  --                   --                  14.1
  Unusual items .................                    --                  --                 (0.8)                   --
                                                -------             -------             --------              --------
EBITDA ..........................               $  58.6             $  50.1             $  149.8              $  127.5
                                                =======             =======             ========              ========





FOR THE YEAR ENDED JANUARY 3, 2004 -- GUIDANCE

INCOME FROM CONTINUING OPERATIONS................................                $73 - $76

  Depreciation and amortization..................................                   $50
  Interest expense, net..........................................                   $28
  Income taxes...................................................                $39 - $40
                                                                             ----------------
EBITDA...........................................................               $190 - $194
                                                                             ================


EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income or any other indicator of Cott's performance or to cash flows from operating, investing or financing activities as a measure of liquidity, determined in accordance with U.S. GAAP. Cott's method of calculating EBITDA may differ from methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.


SAFE HARBOR STATEMENTS
This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.




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